Exhibit 99.2

Russell Indexes Add Z Squared, Inc. to Russell 2000® and Russell 3000®

FT. LAUDERDALE — June 29, 2026 — Z Squared, Inc. (Nasdaq: ZSQR) (the “Company”), a digital infrastructure company expanding into AI infrastructure, today confirmed its official inclusion in the Russell 3000® Index and the Russell 2000® Index, effective after the market closed on Friday, June 26, 2026, as part of the 2026 Russell indexes annual reconstitution by FTSE Russell. The newly reconstituted Russell indexes commenced trading at the market open today, Monday, June 29, 2026.

Z Squared was first announced as a preliminary addition to both indexes on May 22, 2026, and has now been formally confirmed as a member following the completion of FTSE Russell’s final reconstitution process.

“We are pleased to confirm our official inclusion in the Russell 3000 and Russell 2000 indexes,” said David Halabu, Chief Executive Officer of Z Squared, Inc. “This milestone marks an important step in the evolution of Z Squared as a publicly traded company. We believe formal membership in these widely tracked indexes will expand our visibility among institutional investors, broaden our shareholder base, and support our continued growth as we build out our AI computing infrastructure platform.”

Membership in the Russell 3000® Index also means automatic inclusion in the small-cap Russell 2000® Index and the appropriate growth and value style indexes. The Russell U.S. Indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. According to FTSE Russell, approximately $12.2 trillion in assets are benchmarked against Russell U.S. indexes.

For more information on the Russell indexes reconstitution, visit the FTSE Russell website at www.ftserussell.com.

About Z Squared

Z Squared, Inc. (Nasdaq: ZSQR) is a computing infrastructure company operating advanced computing equipment and expanding into AI infrastructure. The Company’s strategy is built on three principles: lead with power by acquiring operating sites where power is already flowing; build for AI workloads by converting that capacity into AI-ready colocation where the customer brings the compute and runs what they need; and scale with discipline by deploying conversion capital site by site, against signed contracts and operational readiness. Z Squared listed on the Nasdaq Global Market in April 2026.

For more information, visit www.zsquaredinc.com.

Investor Relations Contact: ZSQR@mzgroup.us

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “targets,” “projects,” “believes,” “estimates,” “potential,” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements in this press release include, among others, statements regarding the anticipated benefits of the Company’s inclusion in the Russell 3000® Index and the Russell 2000® Index, including expectations regarding increased visibility among institutional investors, a broadened shareholder base, and enhanced trading liquidity; the Company’s “acquire-and-convert” strategy and its expansion into AI infrastructure, data center development, and power generation; and the Company’s plans, objectives, and expectations for future operations. These forward-looking statements are based on the Company’s current expectations and assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied.

These risks and uncertainties include, among others: the risk that inclusion in the Russell 3000® Index and the Russell 2000® Index may not result in increased institutional ownership, analyst coverage, trading liquidity, or investor visibility, and that any such effects may not be sustained; the risk that the Company may not satisfy the eligibility criteria to maintain its membership in the Russell indexes at future reconstitutions; the risk that index-related trading activity may contribute to volatility in the market price of the Company’s Common Stock; the Company’s limited operating history in AI infrastructure, data center development, and power generation, none of which currently generates revenue for the Company; the Company’s current dependence on Dogecoin and Litecoin mining and the volatility of digital asset prices, including the risk that mining operations are uneconomic at prevailing prices; the Company’s ability to continue as a going concern and to access capital on acceptable terms; risks relating to the Company’s outstanding and to-be-issued preferred stock and the dilutive effect of conversion; risks associated with the digital asset mining and computing infrastructure industries, including competition, cyclicality, technological change, and concentration; the regulatory environment applicable to cryptocurrency mining, computing infrastructure, and power generation in the United States; the Company’s ability to maintain the listing of its Common Stock on the Nasdaq Global Market; and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its Registration Statement on Form S-4 (File No. 333-288329), Registration Statement on Form S-1 (File No. 333-296653), its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Forward-looking statements speak only as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.